Exhibit 10.10

AMENDMENT NO. 1 TO

PILOT PATHWAY AGREEMENT

This Amendment No. 1 to Pilot Pathway Agreement (this “Amendment”) is dated as of October 1, 2020 (the “Amendment Effective Date”), between Southern Airways Corporation, a Delaware corporation (together with its successors and permitted assigns, “SAC”) and SkyWest Airlines, Inc., a Utah corporation (together with its successors and permitted assigns, “SkyWest”). Collectively, SAC and SkyWest shall be referred to as “Parties” or individually as a “Party” where the context so requires.

WHEREAS, the Parties entered into that certain Pilot Pathway Agreement dated as of July 17, 2019 to facilitate the recruitment of pilots of Southern Airways Express, LLC, a Delaware limited liability company and wholly owned subsidiary of SAC (“SAE”), for employment at SkyWest (such agreement, as amended, supplement or otherwise modified from time to time, the “Program Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Program Agreement.

WHEREAS, one aspect of the Program Agreement related to certain payment and reimbursement obligations for each of SAC and SkyWest.

WHEREAS, due to the current COVID pandemic, the Parties desire to amend the Program Agreement with respect to certain payment and reimbursement obligations.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the Parties hereto agree to amend the Program Agreement, effective as of the Amendment Effective Date, as follows:

SECTION 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined shall have the meaning set forth in the Program Agreement.

SECTION 2. Amendments.

2.01 Southern Airway Express, LLC. Any references in the Reimbursement Agreement (SAE) or the Reimbursement Agreement (SkyWest) to “Southern Airways Pacific, LLC” and “SAP” is incorrect and was intended to reference SAE. Accordingly, all references to “Southern Airways Pacific, LLC” and “SAP” shall be amended to reference Southern Airways Express, LLC and SAE.

2.02 Reimbursement Agreements. From and after the Amendment Effective Date, and until the Parties otherwise mutually agree, (i) SkyWest will not be obligated as part of the Program Agreement to enter into one or more Reimbursement Agreement (SkyWest) with any pilot of SAE and (ii) SAC will not be obligated as part of the Program Agreement to enter into one or more Reimbursement Agreement (SAE) with any pilot of SAE.

2.03 Reimbursement of SAC. With respect to all periods from and after September 1, 2020, and until the Parties otherwise mutually agree, SkyWest will have no obligation to make payment to Southern pursuant to Section 3 of the Program Agreement. The Parties agree that the only obligations to make payments as of the date hereof are as set forth on Schedule 1 attached hereto; provided that the Parties will work together in good faith to update Schedule 1 to include any additional payment obligations for which SAE can provide a written agreement between the student and SAE evidencing the existence of such obligation prior to the date hereof. The Parties further agree that other than the Program Agreement, there are no other agreements pursuant to which SkyWest has a payment obligation with respect to any pilot pathway programs.

SECTION 3. Effect. Except as amended and modified hereby, any and all of the terms and provisions of the Program Agreement shall remain in full force and effect and are hereby in all respects ratified and confirmed by the Parties.

SECTION 4. This Agreement may be executed in separate counterparts, none of which need contain the signatures of all Parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the Parties hereto.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, SAC and SkyWest have executed this Amendment as of the date first set forth above.

SOUTHERN AIRWAYS CORPORATION

By:	/s/ R. Stan Little, Jr.
	Name:	R. Stan Little, Jr.
	Title:	Chief Executive Officer

SKYWEST AIRLINES, INC.

By:	/s/ Wade Steel
	Name:	Wade Steel
	Title:	Chief Commercial Officer